VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . August 8, 2019 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of two cents ($0.02) per share on its common stock, payable on September 19, 2019 to stockholders of record at the close of business on September 3, 2019.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products and recreational marine components) and real estate management and development industries.

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